Exhibit 99

MGM RESORTS INTERNATIONAL REPORTS FIRST QUARTER RESULTS
Earned Adjusted Property EBITDA of $364 million;
Las Vegas Strip REVPAR Increased 16%
Las Vegas, Nevada, May 4, 2011 — MGM Resorts International (NYSE: MGM) today reported financial results for the first quarter ended March 31, 2011. Key results for the first quarter included the following:
•	Net revenue was $1.5 billion, an increase of 3% compared to the prior year quarter;

•	Rooms revenue grew by 13% led by a 16% increase in Las Vegas Strip REVPAR[1];

•	Casino revenue decreased 5% mainly as a result of a lower than normal table games hold percentage;

•	Net loss was $90 million, or $0.18 per share, compared to a net loss of $97 million, or $0.22 per share, in the prior year quarter. The prior year results include a gain on extinguishment of debt of $142 million (or $0.21 per share) and a pre-tax non-cash charge of approximately $86 million (or $0.13 per share) representing the Company’s share of a residential inventory impairment charge at CityCenter;

•	Adjusted Property EBITDA[2] was $364 million, an increase of 95% from the prior year quarter;

•	Adjusted Property EBITDA attributable to wholly-owned operations was $301 million, a 12% increase from the prior year quarter;

•	CityCenter reported Adjusted Property EBITDA related to its resort operations of $64 million; and

•	MGM Macau reported a record quarter with operating income of $126 million, including depreciation expense of $20 million. This represents a 158% increase in operating income from the first quarter of 2010. The Company received approximately $31 million in distributions from MGM Macau during the first quarter of 2011.
“Our improved results are broadly based throughout our resort portfolio. Performance at our Las Vegas properties was driven by increased hotel occupancy and room rates. MGM Grand Detroit had another impressive quarter and remains the market leader. Results from joint ventures reflected record quarters at both MGM Macau and CityCenter,” said Jim Murren, MGM Resorts International Chairman and CEO. “Our belief that the Las Vegas recovery is underway is supported by our first quarter operating results and our positive early second quarter trends.”
Discussion of First Quarter Operating Results
The following table lists items which affect the comparability of the current and prior year quarterly results (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended March 31,	2011	2010

Preopening and start-up expenses	$—	$(0.01)
Income (loss) from unconsolidated affiliates:
CityCenter residential inventory impairment charge	—	(0.13)
CityCenter forfeited residential deposits income	—	0.02
Non-operating items from unconsolidated affiliates:
CityCenter loss on retirement of long-term debt	(0.02)	—
Gain on extinguishment of long-term debt	—	0.21

Net revenue for the first quarter of 2011 was $1.5 billion, an increase of 3% compared to the prior year quarter. Casino revenue decreased 5% compared to the prior year quarter, primarily due to a lower table games hold percentage. The overall table games hold percentage in the first quarter of 2011 was below the low end of the Company’s normal range of 19% to 23%, which affected Adjusted Property EBITDA attributable to wholly-owned operations by approximately $34 million. The overall table game hold percentage in the first quarter of 2010 was near the mid-point of the Company’s normal range. Slot revenues increased 1% compared to the prior year quarter.
Rooms revenue increased 13% from the prior year quarter. Las Vegas Strip occupancy increased from 85% to 87% and ADR increased 13% to $130, leading to an increase in REVPAR of 16%. Food and beverage revenue increased 7%, mainly as a result of increased convention and banquet revenue. Entertainment, retail and other revenue increased 4%.
“We are seeing the benefits from initiatives put in place throughout the course of last year,” said Mr. Murren. “The operating leverage in our business model is reflected in the first quarter as margins increased despite a lower than normal table games hold percentage.”
Operating income for the first quarter of 2011 was $170 million compared to an $11 million operating loss in the first quarter of 2010. The 2010 quarter included $86 million related to the Company’s share of a CityCenter residential inventory impairment charge. Adjusted EBITDA was $322 million in the 2011 quarter, a 107% increase compared to $156 million in the 2010 quarter and was positively affected by improved operating performance at MGM Macau and CityCenter as discussed below.
Income (Loss) from Unconsolidated Affiliates
The Company reported income from unconsolidated affiliates of $63 million in the first quarter of 2011 compared to a loss of $81 million in the prior year period. The Company’s share of operating income from MGM Macau increased from $23 million to $62 million and its share of CityCenter operating losses decreased from $119 million (including approximately $86 million related to a residential inventory impairment charge) to $6 million. The prior year first quarter included $7 million for the Company’s share of operating income from Borgata.
MGM Macau reported operating income of $126 million in the first quarter of 2011, which included depreciation expense of $20 million, compared to operating income of $49 million in the 2010 first quarter, which included depreciation expense of $22 million.
Results for CityCenter for the first quarter of 2011 include the following (see schedules accompanying this release for further detail on CityCenter Holdings, LLC first quarter results):
•	Net revenue from resort operations grew 46% to $262 million compared to $179 million in the prior year quarter;

•	Aria’s net revenue increased 41% to $225 million;

•	Aria’s Adjusted Property EBITDA was $55 million. Aria’s hold percentage was above the high end of its normal range in the current quarter which positively impacted Adjusted Property EBITDA by approximately $13 million;

•	Aria’s occupancy percentage was 86% and its ADR was $201, resulting in REVPAR of $172, a 13% increase compared to the fourth quarter of 2010 and a 41% increase compared to the prior year first quarter;

•	Crystals generated $6 million in Adjusted Property EBITDA compared to $1 million in the prior year quarter; and

•	CityCenter recorded a $24 million loss on debt retirement related to the write-off of debt issuance costs in connection with the refinancing of its credit facility in January 2011.

Financial Position
At March 31, 2011, the Company had approximately $12.3 billion of indebtedness (with a carrying value of $12.1 billion), including $2.6 billion of borrowings outstanding under its senior credit facility. Available borrowing capacity under the senior credit facility was approximately $826 million. The Company repaid the remaining $325 million of its 8.375% senior subordinated notes in February at maturity.
“We have made tremendous strides over the past several quarters in strengthening our liquidity profile and extending our debt maturities,” said Dan D’Arrigo, MGM Resorts International Executive Vice President and CFO. “We currently have over $1.1 billion in available liquidity and will continue to remain focused on further improving our balance sheet.”
Conference Call Details
MGM Resorts International will hold a conference call to discuss its first quarter results at 12:00 p.m. Eastern Time today. The call will be accessible via the Internet through www.mgmresorts.com under the Investors section or by calling 1-877-274-9221 for Domestic callers and 1-706-634-6528 for International callers. The conference call access code is 61089887. A replay of the call will be available through Tuesday, May 10, 2011. The replay may be accessed by dialing 1-800-642-1687 or 1-706-645-9291. The replay access code is 61089887. The call will also be archived at www.mgmresorts.com.
1     REVPAR is hotel Revenue per Available Room.
2     “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, and property transactions, net. “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense. Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.
Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented. Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, pre-opening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.
In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.
* * *
MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a peerless portfolio of destination resort brands, including Bellagio, MGM Grand, Mandalay Bay and The Mirage. The Company has significant holdings in gaming, hospitality and entertainment, owns and operates 15 properties located in Nevada, Mississippi and Michigan, and has 50% investments in four other properties in Nevada, Illinois and Macau. One of those investments is CityCenter, an unprecedented urban resort destination on the Las Vegas Strip featuring its centerpiece ARIA Resort & Casino. Leveraging MGM Resorts’ unmatched amenities, the M life loyalty program delivers one-of-a-kind experiences, insider privileges and personalized rewards for guests at the Company’s renowned properties nationwide. Through its hospitality management subsidiary, the Company holds a growing number of development and management agreements for casino and non-casino resort projects around the world. MGM Resorts International supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its gaming properties. The Company has been honored with numerous awards and recognitions for its industry-leading Diversity Initiative, its community philanthropy programs and the Company’s commitment to sustainable development and operations. For more information about MGM Resorts International, visit the Company’s Web site at www.mgmresorts.com.

Statements in this release which are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of Section 21E of the U.S. the Securities Exchange Act of 1934, as amended, and other related laws that involve risks and/or uncertainties, including risks and/or uncertainties as described in the company’s public filings with the Securities and Exchange Commission. We have based those forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to statements regarding future operating results, liquidity to pay future indebtedness and potential economic recoveries. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which we operate and competition with other destination travel locations throughout the United States and the world. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise except as required by law.

Contacts: Investment Community DANIEL J. D’ARRIGO Executive Vice President, Chief Financial Officer (702) 693-8895	News Media ALAN M. FELDMAN Senior Vice President Public Affairs (702) 650-6947

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010
Revenues:
Casino	$582,323	$610,757
Rooms	368,337	325,676
Food and beverage	336,824	316,156
Entertainment	119,593	116,682
Retail	46,150	43,889
Other	114,223	109,006
Reimbursed costs	86,288	93,323

	1,653,738	1,615,489
Less: Promotional allowances	(148,784)	(158,097)

	1,504,954	1,457,392

Expenses:
Casino	342,868	345,945
Rooms	116,986	100,746
Food and beverage	198,248	182,612
Entertainment	88,211	90,996
Retail	29,159	27,999
Other	78,297	78,027
Reimbursed costs	86,288	93,323
General and administrative	269,562	276,054
Corporate expense	36,485	24,878
Preopening and start-up expenses	—	3,494
Property transactions, net	91	689
Depreciation and amortization	152,397	163,134

	1,398,592	1,387,897

Income (loss) from unconsolidated affiliates	63,343	(80,918)

Operating income (loss)	169,705	(11,423)

Non-operating income (expense):
Interest expense, net	(269,914)	(264,175)
Non-operating items from unconsolidated affiliates	(40,290)	(23,350)
Other, net	(3,955)	141,855

	(314,159)	(145,670)

Loss before income taxes	(144,454)	(157,093)
Benefit for income taxes	54,583	60,352

Net loss	$(89,871)	$(96,741)

Per share of common stock:
Basic:
Net loss per share	$(0.18)	$(0.22)

Weighted average shares outstanding	488,539	441,240

Diluted:
Net loss per share	$(0.18)	$(0.22)

Weighted average shares outstanding	488,539	441,240

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$431,275	$498,964
Accounts receivable, net	317,974	321,894
Inventories	95,097	96,392
Income tax receivable	173,451	175,982
Deferred income taxes	84,567	110,092
Prepaid expenses and other	264,047	252,321

Total current assets	1,366,411	1,455,645

Property and equipment, net	14,426,622	14,554,350

Other assets:
Investments in and advances to unconsolidated affiliates	1,941,786	1,923,155
Goodwill	86,353	86,353
Other intangible assets, net	342,626	342,804
Deposits and other assets, net	596,551	598,738

Total other assets	2,967,316	2,951,050

	$18,760,349	$18,961,045

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$138,533	$167,084
Accrued interest on long-term debt	238,175	211,914
Other accrued liabilities	795,732	867,223

Total current liabilities	1,172,440	1,246,221

Deferred income taxes	2,371,875	2,469,333
Long-term debt	12,081,108	12,047,698
Other long-term obligations	215,764	199,248
Stockholders’ equity:
Common stock, $.01 par value: authorized 600,000,000 shares, issued 488,581,951 and 488,513,351 shares and outstanding 488,581,951 and 488,513,351 shares	4,886	4,885
Capital in excess of par value	4,068,751	4,060,826
Accumulated deficit	(1,156,736)	(1,066,865)
Accumulated other comprehensive income (loss)	2,261	(301)

Total stockholders’ equity	2,919,162	2,998,545

	$18,760,349	$18,961,045

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA — NET REVENUES
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010
Bellagio	$251,384	$249,047
MGM Grand Las Vegas	224,386	224,244
Mandalay Bay	178,343	167,193
The Mirage	148,293	135,492
Luxor	79,344	76,251
New York-New York	64,333	59,922
Excalibur	60,743	59,105
Monte Carlo	62,067	52,378
Circus Circus Las Vegas	42,234	41,959
MGM Grand Detroit	143,092	139,924
Beau Rivage	80,097	81,996
Gold Strike Tunica	36,284	36,997
Management operations	100,487	103,843
Other operations	33,867	29,041

	$1,504,954	$1,457,392

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA — ADJUSTED PROPERTY EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010
Bellagio	$53,901	$61,966
MGM Grand Las Vegas	36,868	38,486
Mandalay Bay	36,444	25,400
The Mirage	32,399	25,425
Luxor	20,114	12,763
New York-New York	21,128	18,067
Excalibur	16,142	14,867
Monte Carlo	13,760	6,449
Circus Circus Las Vegas	4,573	1,693
MGM Grand Detroit	43,533	40,505
Beau Rivage	13,136	16,703
Gold Strike Tunica	9,448	10,061
Management operations	700	(3,862)
Other operations	(1,575)	(1,088)

Wholly-owned operations	300,571	267,435

CityCenter (50%) (1)	(5,823)	(118,611)
Macau (50%) (1)	61,680	23,099
Other unconsolidated resorts (1)	7,486	14,757

	$363,914	$186,680

(1)	Represents the Company’s share of operating income (loss) before preopening expense, adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)
Three Months Ended March 31, 2011

		Preopening and	Property	Depreciation
	Operating	start-up	transactions,	And	Adjusted
	income (loss)	expenses	net	amortization	EBITDA
Bellagio	$28,814	$—	$—	$25,087	$53,901
MGM Grand Las Vegas	17,568	—	—	19,300	36,868
Mandalay Bay	14,242	—	—	22,202	36,444
The Mirage	18,020	—	28	14,351	32,399
Luxor	10,475	—	—	9,639	20,114
New York-New York	15,283	—	(85)	5,930	21,128
Excalibur	10,948	—	—	5,194	16,142
Monte Carlo	7,965	—	—	5,795	13,760
Circus Circus Las Vegas	(144)	—	—	4,717	4,573
MGM Grand Detroit	33,690	—	103	9,740	43,533
Beau Rivage	1,933	—	39	11,164	13,136
Gold Strike Tunica	6,008	—	—	3,440	9,448
Management operations	(2,739)	—	—	3,439	700
Other operations	(2,986)	—	(7)	1,418	(1,575)

Wholly-owned operations	159,077	—	78	141,416	300,571

CityCenter (50%)	(5,823)	—	—	—	(5,823)
Macau (50%)	61,680	—	—	—	61,680
Other unconsolidated resorts	7,486	—	—	—	7,486

	222,420	—	78	141,416	363,914
Stock compensation	(9,210)	—	—	—	(9,210)
Corporate	(43,505)	—	13	10,981	(32,511)

	$169,705	$—	$91	$152,397	$322,193

Three Months Ended March 31, 2010

		Preopening and	Property	Depreciation
	Operating	start-up	transactions,	And	Adjusted
	income (loss)	expenses	net	amortization	EBITDA
Bellagio	$37,564	$—	$(112)	$24,514	$61,966
MGM Grand Las Vegas	18,383	—	—	20,103	38,486
Mandalay Bay	1,867	—	—	23,533	25,400
The Mirage	9,819	—	—	15,606	25,425
Luxor	1,437	—	—	11,326	12,763
New York-New York	11,013	—	14	7,040	18,067
Excalibur	8,238	—	784	5,845	14,867
Monte Carlo	456	—	—	5,993	6,449
Circus Circus Las Vegas	(3,646)	—	—	5,339	1,693
MGM Grand Detroit	30,355	—	—	10,150	40,505
Beau Rivage	4,414	—	3	12,286	16,703
Gold Strike Tunica	6,429	—	—	3,632	10,061
Management operations	(7,193)	—	—	3,331	(3,862)
Other operations	(2,529)	—	—	1,441	(1,088)

Wholly-owned operations	116,607	—	689	150,139	267,435

CityCenter (50%)	(122,105)	3,494	—	—	(118,611)
Macau (50%)	23,099	—	—	—	23,099
Other unconsolidated resorts	14,757	—	—	—	14,757

	32,358	3,494	689	150,139	186,680
Stock compensation	(9,555)	—	—	—	(9,555)
Corporate	(34,226)	—	—	12,995	(21,231)

	$(11,423)	$3,494	$689	$163,134	$155,894

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010
Adjusted EBITDA	$322,193	$155,894
Preopening and start-up expenses	—	(3,494)
Property transactions, net	(91)	(689)
Depreciation and amortization	(152,397)	(163,134)

Operating income (loss)	169,705	(11,423)

Non-operating income (expense):
Interest expense, net	(269,914)	(264,175)
Other	(44,245)	118,505

	(314,159)	(145,670)

Loss before income taxes	(144,454)	(157,093)
Benefit for income taxes	54,583	60,352

Net loss	$(89,871)	$(96,741)

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES
SUPPLEMENTAL DATA — HOTEL STATISTICS — LAS VEGAS STRIP
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010
Bellagio
Occupancy %	90.8%	90.9%
Average daily rate (ADR)	$225	$197
Revenue per available room (REVPAR)	$205	$179
MGM Grand Las Vegas
Occupancy %	90.6%	91.5%
ADR	$136	$118
REVPAR	$123	$108
Mandalay Bay
Occupancy %	89.4%	84.3%
ADR	$175	$153
REVPAR	$157	$129
The Mirage
Occupancy %	93.1%	89.2%
ADR	$149	$134
REVPAR	$138	$120
Luxor
Occupancy %	88.0%	85.1%
ADR	$93	$84
REVPAR	$82	$72
New York-New York
Occupancy %	92.0%	89.2%
ADR	$109	$102
REVPAR	$100	$91
Excalibur
Occupancy %	86.0%	81.0%
ADR	$74	$68
REVPAR	$64	$55
Monte Carlo
Occupancy %	91.9%	84.8%
ADR	$98	$87
REVPAR	$90	$74
Circus Circus Las Vegas
Occupancy %	62.7%	67.7%
ADR	$58	$46
REVPAR	$36	$31

CITYCENTER HOLDINGS, LLC
SUPPLEMENTAL DATA — NET REVENUES
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010
Aria	$224,963	$159,633
Vdara	15,406	7,207
Crystals	11,713	6,255
Mandarin Oriental	10,321	6,043

Resort operations	262,403	179,138
Residential operations	8,721	80,724

	$271,124	$259,862

CITYCENTER HOLDINGS, LLC
RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010
Adjusted EBITDA	$54,882	$(8,720)
Preopening and start-up expenses	—	(6,202)
Property transactions, net	(18)	(171,014)
Depreciation and amortization	(91,756)	(69,473)

Operating loss	(36,892)	(255,409)

Non-operating income (expense):
Interest expense — sponsor notes, net	(18,436)	(22,443)
Interest expense — other, net	(47,057)	(29,049)
Other	(22,642)	(3,568)

	(88,135)	(55,060)

Net loss	$(125,027)	$(310,469)

CITYCENTER HOLDINGS, LLC
RECONCILIATION OF OPERATING LOSS TO ADJUSTED EBITDA
(In thousands)
(Unaudited)
Three Months Ended March 31, 2011

		Preopening and	Property	Depreciation
		start-up	transactions,	And	Adjusted
	Operating loss	expenses	net	amortization	EBITDA
Aria	$(12,818)	$—	$—	$67,827	$55,009
Vdara	(7,245)	—	—	10,463	3,218
Crystals	(2,287)	—	—	7,918	5,631
Mandarin Oriental	(4,453)	—	—	4,968	515

Resort operations	(26,803)	—	—	91,176	64,373
Residential operations	(5,591)	—	—	481	(5,110)
Development and administration	(4,498)	—	18	99	(4,381)

	$(36,892)	$—	$18	$91,756	$54,882

Three Months Ended March 31, 2010

		Preopening and	Property	Depreciation
		start-up	transactions,	And	Adjusted
	Operating loss	expenses	net	amortization	EBITDA
Aria	$(65,749)	$—	$—	$53,852	$(11,897)
Vdara	(10,210)	—	—	6,061	(4,149)
Crystals	(3,736)	—	—	4,861	1,125
Mandarin Oriental	(9,753)	—	—	3,790	(5,963)

Resort operations	(89,448)	—	—	68,564	(20,884)
Residential operations	(154,684)	—	171,014	303	16,633
Development and administration	(11,277)	6,202	—	606	(4,469)

	$(255,409)	$6,202	$171,014	$69,473	$(8,720)